UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

Perfumania Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Credit Facility

On January 7, 2011, Perfumania Holdings, Inc. (the “Company”) entered into a new $225,000,000 revolving credit facility with a syndicate of banks for which Wells Fargo Bank, National Association serves as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A. serves as Syndication Agent, Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, serve as Co-Documentation Agents and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (the “Senior Credit Facility”). The Company expects to use the Senior Credit Facility for its general corporate purposes and those of its subsidiaries, including working capital. The Company and certain of its subsidiaries are co-borrowers under the Senior Credit Facility, and certain of the Company’s other subsidiaries have guaranteed all of their obligations thereunder.

The Senior Credit Facility is scheduled to expire on January 7, 2015, when all amounts will be due and payable in full. The Senior Credit Facility does not require amortization of principal and may be paid before maturity in whole or in part at the Company’s option without penalty or premium.

Revolving loans under the Senior Credit Facility may be drawn, repaid and reborrowed up to the amount available under a borrowing base calculated with reference to a specified percentage of the borrowers’ eligible credit card receivables, a specified percentage of the borrowers’ eligible trade receivables and a specified percentage of the borrowers’ eligible inventory from time to time. In addition, the Company and its subsidiaries must maintain a minimum availability under the facility as defined. The Senior Credit Facility also includes a sub-limit of $25,000,000 for letters of credit and a sub-limit of $25,000,000 for swing line loans (that is, same-day loans from the lead or agent bank).

Interest under the Senior Credit Facility will, at the Company’s election unless an Event of Default exists, be at either (i) the highest of a “base rate,” as determined under the facility, or (ii) the LIBOR rate, plus in each case, specified margins that are determined based upon the Company’s excess availability as calculated under the facility from time to time. Interest rate margins for the first six months are set at 2.75% per annum for LIBOR borrowings and 1.75% for base rate borrowings and may range between 0.25% higher and lower thereafter. The Company will also be required to pay monthly commitment fees ranging from .50% to .75% per annum of the unused amount of the Senior Credit Facility, depending on the average outstanding balance, and a monthly fee ranging from 2.5% to 3.0% per annum of the outstanding amount of letters of credit based upon its excess availability.

All obligations of the Company under or in connection with the Senior Credit Facility are secured by a first priority perfected security interest in all personal property and owned real property of the Company and its subsidiaries that are co-borrowers or guarantors, including outstanding equity interests in their subsidiaries.

The Senior Credit Facility imposes customary limitations on the Company’s ability to pay dividends, make distributions and take other actions, including making advances to suppliers.

Any failure to comply with the financial or operating covenants of the Senior Credit Facility or the occurrence of other, customary events of default, including a change in control of the Company, would not only prevent the Company and its subsidiaries from being able to borrow additional funds, but would constitute a default, resulting in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

Promissory Notes

As a condition to the lenders’ entry into the Senior Credit Facility, effective January 7, 2011, the Company’s subsidiary, Model Reorg Acquisition LLC, executed Amended and Restated Subordinated Promissory Notes amending existing subordinated debt obligations as follows:

(i) Subordinated Promissory Note, dated as of August 11, 2008, as amended to date, in the principal amount of $35,000,000, held by Quality King Distributors, Inc., a corporation owned by Stephen Nussdorf, the Chairman of the Company’s Board of Directors, and his siblings, Glenn Nussdorf and Arlene Nussdorf (the “QKD Note”). The Nussdorfs are principal shareholders of the Company. As amended, the QKD Note provides for payment of the principal in quarterly installments commencing on April 30, 2015 and ending July 31, 2018, and for payment of interest on the unpaid principal balance in quarterly installments commencing on January 31, 2011 at the then current Senior Debt Rate plus one percent (1%) per annum.

(ii) Subordinated Promissory Notes, dated as of August 11, 2008, as amended to date, in the aggregate principal amount of $55,365,693, held by Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (collectively, the “Nussdorf Trust Notes”). As amended, each of the Nussdorf Trust Notes provides for payment of the principal in full on April 30, 2015 and for payment of interest on the unpaid principal balance in quarterly installments commencing on January 31, 2011 at the then current Senior Debt Rate plus two percent (2%) per annum.

For this purpose, “Senior Debt Rate” means the base rate applicable to the Senior Credit Facility as long as the Senior Credit Facility is outstanding, after which it will be The Wall Street Journal’s “prime rate” plus one percent (1%).

The QKD Note and the Nussdorf Trust Notes are subordinated to the Senior Credit Facility and payment of principal and interest thereunder are subject to the terms of the Subordination Agreements described below.

Subordination Agreements

As a further condition to the lenders’ entry into the Senior Credit Facility, effective January 7, 2011, the Company entered into Subordination Agreements with Wells Fargo Bank, National Association, as agent for the lenders under the Credit Agreement, the respective holders of the QKD Note and the Nussdorf Trust Notes, and Stephen Nussdorf and Glenn Nussdorf, as the holders of the Company’s Subordinated Secured Convertible Note, dated as of December 9, 2004, as amended to date (the “Convertible Note”). Under the Subordination Agreements, (a) no principal may be paid on any of the QKD Note, the Nussdorf Trust Notes or the Convertible Note until three months after the Senior Credit Facility terminates and is paid in full and (b) payment of interest is subject to satisfaction of certain conditions, including the Company’s maintaining excess availability as defined under the Senior Credit Facility.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the new Senior Credit Facility, the Company terminated its previous $250,000,000 senior credit facility under the Credit Agreement dated August 11, 2008, among the Company, certain of its subsidiaries, and a syndicate of bank lenders for which General Electric Capital

Corporation acted as Agent, Collateral Agent and Lender, GE Capital Markets, Inc. acted as Joint Lead Arranger and Book Runner, Wachovia Capital Markets LLC acted as Joint Lead Arranger, and Wachovia Bank, National Association acted as Syndication Agent. The respective Note and Subordination Amendment Agreements applicable to the QKD Note, the Nussdorf Trust Notes and the Convertible Note were also terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference. Upon entering into the new Senior Credit Facility, the Company drew down $62,333,809, which was used to pay the outstanding amounts due under the previous senior credit facility and certain fees in connection with the closing of the new facility.

Item 7.01	Regulation FD Disclosure

The Company’s January 10, 2011 press release regarding the new Senior Credit Facility is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by the Company on January 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: January 11, 2011	By:	/s/ Donna Dellomo
Donna Dellomo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on January 10, 2011.

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